AMENDED AND RESTATED KNIGHT TRANSPORTATION, INC.

                                STOCK OPTION PLAN

                                February 10, 1998







                                   "Exhibit 1"

                AMENDED AND RESTATED KNIGHT TRANSPORTATION, INC.
                                STOCK OPTION PLAN

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
HISTORY AND PURPOSE...............................................................................................1
         Section 1.  Definitions..................................................................................2

         Section 2.  Shares Reserved for Stock Grants.............................................................3
                  2.1      Shares Reserved For Stock Grants.......................................................3
                  2.2      Adjustment to Shares...................................................................3
                  2.3      Number of Stock Grants; Partial Exercise...............................................4

         Section 3.  Plan Eligibility.............................................................................4
                  3.1      General................................................................................4
                  3.2      Stock Option Plan......................................................................4
                  3.3      Independent Directors Plan.............................................................4

         Section 4.  Stock Option Plan............................................................................4
                  4.1      Award of Stock Grant...................................................................4
                  4.2      ISOs...................................................................................4
                           (a)      Fair Market Value of ISO......................................................4
                           (b)      Disposition of ISO Stock......................................................4
                           (c)      Insolvent Participants........................................................5
                           (d)      Construction..................................................................5
                  4.3      Option or Purchase Price...............................................................5
                  4.4      Limitation on Period in Which to Grant or Exercise Options.............................5

         Section 5.  Independent Directors Plan...................................................................6
                  5.1      Automatic Grant; Forfeiture............................................................6
                  5.2      Holding Period.........................................................................6
                  5.3      Existing Options.......................................................................6

         Section 6.  Administration...............................................................................6
                  6.1      Administrative Committee...............................................................6
                  6.2      Administration of the Plan.............................................................6

         Section 7.  General Provisions...........................................................................7
                  7.1      Grant Agreement........................................................................7
                  7.2      Mergers or Consolidations..............................................................7
                  7.3      Termination of Employment..............................................................7

                  7.4      Payment for Stock......................................................................8
                  7.5      Compliance With Applicable Laws and Regulations........................................8
                  7.6      No Right to Employment.................................................................8
                  7.7      Taxes..................................................................................8
                  7.8      Expenses...............................................................................8
                  7.9      Unfunded Benefits......................................................................8
                  7.10     Transferability........................................................................8
                  7.11     Expiration Date of Plan................................................................9
                  7.12     Corporate Action.......................................................................9
                  7.13     Rights as a Shareholder................................................................9
                  7.14     Investment Purpose.....................................................................9
                  7.15     Investment Letter......................................................................9
                  7.16     Termination or Amendment of the Plan...................................................9
                  7.17     Application of Funds...................................................................9
                  7.18     Obligation to Exercise Grant...........................................................9
                  7.19     Approval of Shareholders; Termination of Plan.........................................10
                  7.20     Governing Law.........................................................................10

                              AMENDED AND RESTATED
                           KNIGHT TRANSPORTATION, INC.
                                STOCK OPTION PLAN

HISTORY AND PURPOSE
-------------------

                  On August 31, 1994, Knight Transportation, Inc. (the "Company" or "Knight") adopted the 1994 Stock Option Plan (the "1994 Stock Option Plan" or the "Plan"), effective as of September 1, 1994. As adopted, the Plan provided for the grant of stock options to employees of the Company. The Plan was approved by the Board of Directors and shareholders of the Company on August 31, 1994. By a First Amendment to the Plan effective as of September 26, 1994 (the "First Amendment"), the Plan provided for the issuance of up to 650,000 shares of the Company's common stock, par value $0.01 per share, pursuant to the Stock Grants made under the Plan. The Plan was subsequently submitted to and approved by the shareholders of the Company at the annual meeting of shareholders held on May 10, 1995.

                  On July 26, 1995, the Company amended the Plan (the "Second Amendment") to establish a separate plan document to govern the issuance of automatic stock options to independent directors of the Company (the "Independent Directors Plan"), including stock options granted prior to the effective date of the Second Amendment.

                  Pursuant to resolutions adopted by the Board of Directors on November 15, 1995 (the "Third Amendment"), the Board of Directors amended the
Plan to establish an employee incentive plan (the "Incentive Plan") and authorized the Compensation Committee of the Board of Directors to award up to $10,000 per employee of the Company's common stock, or cash, or a combination of cash and common stock, to employees for extraordinary services rendered to the Company during a fiscal year.

                  Pursuant to resolutions adopted by the Board of Directors on February 21, 1996, the Board of Directors further amended the Plan (the "Fourth Amendment") to clarify certain provisions of the Plan, provide greater flexibility in the administration of the Plan, and better coordinate the operation of the Employee Incentive Plan with other divisions of the Plan. All amendments to the Plan were subsequently approved by the Company's shareholders at the meeting of shareholders held on May 8, 1996.

                  Pursuant to resolutions adopted by the Board of Directors on February 10, 1998, the Plan was further amended to increase the number of shares of the Company's common stock authorized for issuance under the Plan by 350,000, to eliminate the Incentive Plan as duplication of other programs sponsored by the Company, to simplify the design and administration of the Plan, and to amend and restate the Plan in its entirety.

                                     Purpose
                                     -------

                  This Amended and Restated Knight Transportation, Inc. Stock Option Plan (the "Stock Option Plan" or the "Plan") has been adopted to(a) provide certain key employees of the Company (as defined below) with an opportunity to purchase the common stock of Knight as an incentive to continue employment with the Company and to work for the long-term growth, development, and financial success of the Company; (b) attract qualified independent directors by providing the automatic grant of certain nonqualified stock options to independent directors upon their appointment to the Company's Board of

Directors; and (c) attract, motivate, and retain the services of critical employees of the Company and its subsidiaries and reward such employees by the issuance of Stock Grants so that these employees will contribute to and participate in the long-term performance of the Company.

Section 1.  Definitions.
            ------------

                  The following terms shall have the meanings set forth below, unless context otherwise requires.

                  "Amended Effective Date" means February 10, 1998, which shall be the date this Amended and Restated Plan is effective, subject only to Section 7.19.

                  "Beneficiary" means the person or persons designated by a Participant as his beneficiary.

                  "Board of Directors" or "Board" means the Board of Directors of Knight.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the Compensation Committee of the Board of Directors, which shall be appointed in accordance with the procedures described in Section 6, except that, in the case of a Stock Option granted to an Independent Director (as defined below), "Committee" shall mean the Board of Directors of Knight Transportation, Inc., excluding any Independent Director who is a participant in the Plan.

                  "Company" means Knight and any subsidiary of Knight that is treated as a "subsidiary" under section 425 of the Code.

                  "Division" means Sections 4 and 5 of this Plan.

                  "Effective Date" means September 1, 1994, but with respect to the Independent Directors Plan, the term "Effective Date" shall mean September 1, 1995.

                  "Knight"  means  Knight   Transportation,   Inc.,  an  Arizona
corporation, and its successors in interest.

                  "ISO" means an incentive stock option granted a Participant under Section 4 of this Plan and which qualifies as an incentive stock option under section 422 of the Code. To the extent this Plan has authorized the Committee to grant ISOs, this Plan shall be interpreted and construed so as to qualify as an incentive stock option plan under Section 422 of the Code and the regulations thereunder.

                  "Independent Director" means a director of the Company who is not an officer, employee or 10% shareholder of the Company.

                  "Independent Directors Plan" means the Independent Directors Automatic Stock Option Plan set forth in Section 5.

                  "NSO" means any option granted under this Plan that is not an ISO.

                  "Participant" means any employee or independent director of the Company who has been selected by the Committee to participate in the Plan.

                  "Plan" means the Knight Transportation, Inc. Stock Option Plan, effective as of September 1, 1994, as amended and restated hereby.

                  "Plan Year" means the calendar year.

                  "Restricted Stock Grant" means the right granted a Participant to purchase Restricted Stock at a price determined by the Committee, and subject to such restrictions and conditions as may be determined by the Compensation Committee.

                  "Restricted Stock" means stock sold to a Participant pursuant to a Restricted Stock Grant.

                  "Stock" means the common stock of Knight, par value $0.01 per share.

                  "Stock Option" means any ISO or NSO granted to a Participant under this Plan, which is evidenced by a writing executed by the Participant and by an authorized member of the Committee.

                  "Stock Grant" means the award of a Stock Option or a Restricted Stock Grant made under any Division of this Plan.

                  "Stock Grant Agreement" means the written Agreement between the Company and a Participant evidencing a Stock Grant.

Section 2.  Shares Reserved for Stock Grants.
            ---------------------------------

                  2.1 Shares Reserved For Stock Grants. There shall be reserved for the Stock Grants pursuant to all Divisions of this Plan 1,000,000 shares of the presently authorized but unissued Stock. Of this amount, 25,000 shares of Stock are reserved for Stock Grants under the Independent Directors Plan. The balance of the Shares reserved for Stock Grants may be awarded under any other Division of this Plan; provided, however, that in no event shall the aggregate number of shares of Stock subject to all Stock Grants made under this Plan exceed 1,000,000 shares of Stock, except as described in Section 2.2 below. As of February 10, 1998, Stock Grants for 577,816 shares of Stock had been issued under all Divisions of the Plan.

                  2.2 Adjustment to Shares. The aggregate number of shares of Stock which may be issued pursuant to Stock Grants made under this Plan shall be automatically adjusted, without further action by the Board or the shareholders of Knight, to reflect changes in the capitalization of Knight, such as stock dividends, stock splits, reverse stock splits, subdivisions, reorganizations or reclassification, or any similar recapitalization that affects or modifies the number of shares of Stock issued and outstanding at any time. The adjustment of shares of Stock reserved for Stock Grants under this Section shall not cause shares of Stock subject to a Stock Grant Agreement to be automatically adjusted, unless the Stock Grant Agreement specifically requires such an adjustment.

                  2.3 Number of Stock Grants; Partial Exercise. More than one Stock Grant may be made to the same Participant, and Stock Grants may be subject to partial exercise, as the Committee may in its discretion determine. If any Stock Grant made under this Plan expires or is terminated without being exercised, or after being partially exercised, the shares of Stock allocated to the unexercised portion of a Stock Grant shall revert to the pool of shares reserved in Section 2.1 and shall again be available for Stock Grants made under this Plan.

Section 3.  Plan Eligibility.
            -----------------

                  3.1  General.   The   Committee,   subject  to  the  following
limitations, shall from time to time designate from among the Company's employees those persons who will be Participants in this Plan, subject to the following rules:

                  3.2 Stock Option Plan. Only full-time employees of the Company, who, in the sole judgment of the Committee, (i) are qualified by position, training, ability, and responsibility to contribute substantially to the progress of the Company; (ii) have a material, positive effect on the results of the operations of the Company; or (iii) are key employees or critical line employees (as determined by the Committee), shall be eligible to participate in the Stock Option Plan described in Section 4.

                  3.3 Independent Directors Plan. Independent Directors of the Company shall be automatically eligible to participate in the Independent Directors Plan described in Section 5.

Section 4.  Stock Option Plan.
            ------------------

                  4.1 Award of Stock Grant. The Committee may award Stock Grants to a Participant in the form of Stock Options (including, without limitation, "ISO"s, "NSO"s) or Restricted Stock Grants under this Section 4, in any combination. At the time a Stock Grant is awarded under this Section 4, the Committee shall designate the number of shares of Stock subject to the grant and indicate whether such grant is an ISO, NSO or a Restricted Stock Grant.

                  4.2 ISOs. The following rules shall apply to Stock Options granted as ISOs, in addition to any other provisions of this plan that may be applicable.

                           (a) Fair  Market  Value of ISO.  The  aggregate  fair
market value of Stock subject to an ISO granted under this Section 4 (determined without regard to this Section 4.2) exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000. The preceding sentence shall be applied by taking ISOs into account in the order in which they were granted hereunder. If any ISO is granted that exceeds the limitations of this Section 4.2 at the first time it is exercisable, it shall not be invalid, but shall constitute, and be treated as, an NSO to the extent of such excess. For purposes of this Plan, the fair market value of the Stock subject to any ISO shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse.

                           (b)  Disposition  of ISO  Stock.  No Stock  issued in
connection with a Participant's exercise of an ISO may be disposed of by the Participant within two years from the date the option is granted nor within one year after the date such Stock is issued to the Participant and be eligible for treatment as an ISO; provided, however, unless otherwise provided in the Stock Grant Agreement, these holding periods shall not apply if the Stock Option is exercised after the death of a Participant by the estate of such Participant, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of a deceased Participant.

                           (c) Insolvent  Participants.  No disposition of Stock
described in Section 422(c)(3) of the Code, which was acquired pursuant to the exercise of an ISO, shall constitute a disposition of Stock in violation of Section (b) of this Section.

                           (d)  Construction.  Any ISOs granted  under this Plan
shall be construed to meet the requirements of Section 422 of the Code and the regulations thereunder.



                  4.3 Option or Purchase Price. Each Stock Option shall state the exercise price of the option, which, in the case of an ISO, shall not be less than 100% of the fair market value of the optioned Stock on the date the Stock Option is granted; as provided below. Any Restricted Stock Grant shall state the price at which the Restricted Stock may be purchased. In the case of a Participant who, at the time the ISO is granted, owns shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary), the exercise price of such ISO shall be not less than 110% of the fair market value of Stock on the date the option is granted, and, in no event shall such option be exercisable after the expiration of five years from the date such option is granted. The exercise price for any share of stock subject to an NSO, the purchase price under a Restricted Stock Grant or any Stock Option granted to a director shall not be less than 85% of the fair market value of a share of the Stock as of the date of grant. The fair market value of a share of Stock shall equal the closing price for such stock on the day preceding the date of grant, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (National Market) or The Wall Street Journal. If for any reason the Company's Stock is not publicly traded on a national securities market or not listed on NASDAQ, the Committee shall evaluate all factors which the Committee believes are relevant in determining the fair market value of a share of Stock and, the Committee, in good faith and exercising its business judgment, shall establish the fair market value of the Stock as of the date an option is granted.

                  4.4 Limitation on Period in Which to Grant or Exercise Options. No ISO shall be granted under this Plan more than 10 years after the earlier of (i) the date the Plan is initially adopted by the Board or (ii) the date the Plan is approved by the shareholders of Knight. Any Stock Grant, other than an ISO, made under the Plan may be exercised within any reasonable term and may be granted any time prior to the termination or expiration of the Plan. In no event shall an ISO granted under this Plan be exercised after the expiration of 10 years from the date such ISO is granted. Any provision of this Plan to the contrary notwithstanding, the Committee may, in its sole discretion, grant any Participant an NSO which, if provided in the Stock Grant Agreement, may be exercised after the termination of the Participant's employment with the Company.

Section 5.  Independent Directors Plan.
            ---------------------------

                  5.1 Automatic Grant; Forfeiture. Any Independent Director appointed to the Board after September 1, 1995 shall automatically receive an NSO for 2,500 shares of the Company's Common Stock. By a majority vote of the Board of Directors, an NSO for a greater number of shares of Common Stock, not to exceed a total of 5,000 shares, may be granted, if the Board of Directors, in its discretion, determines that the grant of an NSO for a greater number of shares is appropriate under the circumstances. The NSO shall be subject to forfeiture if the director resigns within one year of the date of his election as an Independent Director. Except as otherwise provided in any written agreement between the Company and the Independent Director, any NSO granted hereunder expire on the earlier of (i) ten years after the date of grant; (ii) one year after such independent director terminates his services as a director of the Company; (iii) the expiration date stated in the Stock Grant Agreement (as this term is defined in the Plan); or (iv) any earlier date provided by this Division.

                  5.2 Holding Period. Any Stock Option granted to an Independent Director may not be exercised for at least seven months following the date such Stock Option is granted.

                  5.3 Existing Options. All Stock Options granted by the Company to Independent Directors, including options issued prior to the date hereof, shall be subject to the terms and conditions of this Section 5.

Section 6.  Administration.
            ---------------

                  6.1 Administrative Committee. This Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board, and the Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. No member of the Committee shall participate in or take any action with respect to any Stock Grant made with respect to such member, except as otherwise provided herein. The Committee may appoint delegates to act for and on its behalf. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted hereunder.

                  6.2 Administration of the Plan. The Committee may adopt rules and procedures for administration of the Plan, to the extent such rules and procedures are not inconsistent herewith, which shall be of general application to all Participants and all Stock Grants issued pursuant to the Plan. Subject to the provisions of this Plan, the Committee shall have the sole, final, and conclusive discretion and authority to construe and interpret the Plan, including, without limitation, authority to determine:

                                    (1)     Those   employees  who  will  become
                                            Participants   and  the   terms  and
                                            conditions of their eligibility;

                                    (2)     The  nature and amount of such Stock
                                            Grants;

                                    (3)     All  terms  and  conditions  of each
                                            Stock  Grant,   including,   without
                                            limitation:

                                            (i)      The  number  of  shares  of
                                                     Stock  for  which  a  Stock
                                                     Grant is made;

                                            (ii)     The  price to be  paid,  if
                                                     any,    for   Stock    upon
                                                     exercise of a Stock Grant;

                                            (iii)    The terms and conditions of
                                                     the exercise;

                                            (iv)     The terms of payment of the
                                                     exercise price of a grant;

                                            (v)      Any conditions to which the
                                                     grant or its  exercise  may
                                                     be subject; and

                                            (vi)     Any     restrictions     or
                                                     limitations placed on Stock
                                                     issued   pursuant   to  the
                                                     exercise of a Stock Grant.

Section 7.  General Provisions.
            -------------------

                  7.1 Grant Agreement. Each Stock Grant made under this Plan shall be evidenced by a Stock Grant Agreement and shall be executed by Knight and the Participant. The Stock Grant Agreement shall contain any terms and conditions required by this Plan and such other terms and conditions as the Committee, in its sole discretion, may require, including, without limitation, restrictions on the transferability of any Stock which are not inconsistent with the Plan.

                  7.2 Mergers or Consolidations. If Knight at any time dissolves or undergoes a reorganization, including, without limitation, a merger or consolidation with any other corporation, in any manner or form whatsoever, and the surviving corporation is not Knight and does not agree to assume the options granted pursuant to this Plan or to substitute options in place thereof, the Stock Grants made under this Plan may be terminated, subject to the procedures set forth in this Section. Prior to any termination of this Plan or the Stock Grants made hereunder, each Participant holding an outstanding Stock Grant not yet exercised shall be notified of such termination and shall be provided a reasonable period of not less than fifteen (15) days in which to exercise such Stock Option prior to its termination, to the extent such option is then exercisable. The Committee may, in its sole discretion, prescribe such terms and conditions as the Committee deems appropriate and authorize the exercise of such Stock Grants with respect to all shares covered in the event of a merger or consolidation. Any Stock Grant not exercised in accordance with such prescribed terms and conditions shall terminate as of the date specified by the Committee, and simultaneously, the Plan itself shall be terminated without further order of the Company or the Board of Directors.

                  7.3 Termination of Employment. Except as provided in Sections 5.1, 7.10 or as otherwise permitted by this Plan (or any Stock Grant Agreement), any Stock Grant made pursuant to this Plan shall immediately terminate upon a Participant's termination of employment with the Company, unless such termination of employment occurs by reason of the death or retirement (including early retirement, if approved by the Committee) of the Participant or on account of the permanent and total disability of the Participant (as such term is defined in Section 22(e)(3) of the Code and the regulations therein). Upon retirement, a Participant (or the administrator or conservator of the Participant's estate) may, subject to Section 4.4(a) of the Plan, exercise any Stock Grant in full within three months of retirement or, if the Participant retired or terminated employment on account of "permanent and total disability" (as that term is defined in Section 22(e)(3) of the Code), within one year of retirement. Should a Participant die while in the employment of the Company or within three months after retirement, the Participant's personal representative of his or her estate or other person who acquired the right to exercise such Stock Grant by bequest or inheritance or by reason of the death of the deceased Participant may, subject to Section 4.4(a) of the Plan or any contrary provision of the Stock Grant Agreement, exercise the option in full within two years from the date of the Participant's death, unless such exercise period would disqualify such ISO as an incentive stock option under Section 422 of the Code, but the Committee, with the consent of the Participant, may waive this limitation.

                  7.4 Payment for Stock. The exercise price for any shares of Stock acquired through the whole or partial exercise of any Stock Grant shall be paid in cash or immediately available funds, or in Stock with a current market value equal to all or a part of the exercise price, or both.

                  7.5 Compliance With Applicable Laws and Regulations. Stock Grants made under this Plan shall contain such provisions with respect to compliance with applicable federal and state law as the Committee, with the advice of Knight's counsel, may deem appropriate, including, without limitation, any provision necessary to comply with state or federal securities laws.

                  7.6 No Right to Employment. Designation of an employee as a Participant in this Plan for any purpose shall not confer on the employee the right to continue in the employment of the Company or any right to receive a Stock Grant for any Plan Year.

                  7.7 Taxes. A Participant shall be responsible for paying any taxes with respect to a Stock Grant. The Company is hereby authorized to deduct any taxes that may be applicable from the dollar value of any Stock Grant to a Participant, including, without limitation, FICA or FUTA.

                  7.8 Expenses. All expenses incurred in connection with the administration of this Plan shall be borne by the Company, except as any Stock Grant Agreement may otherwise provide.

                  7.9 Unfunded Benefits. Nothing in this Plan shall be construed as requiring the Company to establish a trust or to fund this Plan, or to create a trust of any kind or any fiduciary relationship between the Company and any Participant, employee or Beneficiary.

                  7.10 Transferability. Except as otherwise expressly permitted by this Plan, no Stock Grant made under this Plan shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, a Stock Grant made hereunder shall be exercisable only by the Participant and only if at all times during the period of time beginning on the date the Stock Grant is made and ending on the day three months (or one year, in the case of an employee or Independent Director who retires on account of becoming "permanently and totally disabled" within the meaning of that term under section 22(e)(3) of the Code) before the date of exercise of such Stock Grant, such Participant was an employee or director of the Company (or a corporation or a parent corporation or subsidiary corporation of a corporation assuming an option in a transaction to which section 424(a) of the Code applies).

                  7.11 Expiration Date of Plan. If not earlier terminated, this Plan shall expire on August 31, 2004. In no event shall any Stock Option be granted under this Plan after August 31, 2004. In no event shall any ISO be granted under this Plan after August 29, 2004.

                  7.12 Corporate Action. The issuance of a Stock Grant pursuant to this Plan shall not affect in any way the right or power of Knight to make adjustments, reclassifications, reorganizations, or changes of any kind to its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

                  7.13 Rights as a Shareholder. A Participant shall have no rights as a shareholder of Knight with respect to any shares of Stock subject to a Stock Grant made hereunder until the date of the issuance of a stock certificate to the Participant for such shares pursuant to such Stock Grant. Except as provided in Section 2.2, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date precedes the date a stock certificate is issued to a Participant upon exercise of a Stock Grant.

                  7.14 Investment Purpose. Unless the Stock received pursuant to a Stock Grant issued under this Plan is registered with the Securities and Exchange Commission, each Stock Grant is subject to the condition that the issuance of the Stock Grant and any Stock issued upon exercise of the Stock Grant is for investment purposes only, and not with a view to the subsequent resale or distribution of such Stock, unless such Stock is registered under the Securities Act of 1933, as amended, or an exemption from registration is available.

                  7.15 Investment Letter. Any Participant exercising a Stock Grant shall, as a condition to such exercise, execute and deliver to Knight an investment letter in such form as the Board of Directors or the Committee, with the advice of the Company's legal counsel, may from time to time require.

                  7.16 Termination or Amendment of the Plan. The Board may terminate, suspend, discontinue, modify or amend this Plan in any respect whatsoever, except that, without approval of the shareholders of Knight, no such revision or amendment shall change the number of shares of stock of Knight subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted or remove the administration of the Plan from the Committee. The preceding sentence notwithstanding, the Company may not terminate this Plan with respect to any issued and outstanding Stock Grant unless it gives the Participant notice of termination and not less than 15 days in which to exercise such Stock Grant, but only if such Stock Grant is then exercisable.

                  7.17 Application of Funds. The proceeds received by Knight from the sale of shares of Stock pursuant to the exercise of Stock Grants shall be used for general corporate purposes.

                  7.18 Obligation to Exercise Grant. A Stock Grant made hereunder shall impose no obligation on the Participant to exercise such grant.

                  7.19 Approval of Shareholders; Termination of Plan. This amended and restated Plan, shall be effective as of the Amended Effective Date, subject to the approval of the shareholders of Knight who hold a majority of the issued and outstanding shares of all classes of stock of Knight, which approval must occur within the period beginning 12 months before and ending 12 months after February 10, 1998. The Committee may cause Stock Grants to be made under the Plan, subject to the Plan being approved by Knight's shareholders within the period described above.

                  7.20 Governing Law. The Plan shall be governed by and construed under the laws of the State of Arizona.

                  IN WITNESS WHEREOF, the foregoing Plan was approved by the Board of Directors on August 31, 1994, and by a majority of the shareholders of Knight on August 31, 1994, amended effective as of September 26, 1994, July 26, 1995, December 1, 1995, February 21, 1996, and February 10, 1998, and is executed by the undersigned officers of Knight, being duly authorized to do so.

KNIGHT TRANSPORTATION, INC.,
an Arizona corporation



By: /s/ Kevin P. Knight             By: /s/ Clark A. Jenkins
   --------------------------------    -------------------------------------
   Kevin P. Knight, Chief Executive    Clark A. Jenkins, Secretary and Chief
   Officer                             Financial Officer

                             CERTIFICATION OF KNIGHT
                             -----------------------


                  IN WITNESS WHEREOF, this Plan was adopted by the Board of Directors of Knight Transportation, Inc. ("Knight") on August 31, 1994, subject to the condition that it be approved by the shareholders of Knight on or before August 31, 1994, and was executed by the Chairman of the Board of Knight and its Secretary as of August 31, 1994. The Plan was approved by the unanimous written consent of the shareholders of Knight on August 31, 1994. The Plan was amended effective as of September 26, 1994, July 26, 1995, December 1, 1995, February 21, 1996, and February 10, 1998. The Plan was amended and restated in its entirety effective as of February 10, 1998.

                  DATED as of this 10th day of February, 1998.

                                       KNIGHT TRANSPORTATION, INC.,
                                       an Arizona corporation



                                       By /s/ Clark A. Jenkins
                                         -------------------------------------
                                         Clark A. Jenkins,
                                         Secretary and Chief Financial Officer